Exhibit 4.2

EXECUTION VERSION

STONEMOR PARTNERS L.P.,

AND

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.,

as Issuers,

AND

CERTAIN SUBSIDIARIES OF THE PARTNERSHIP

as Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of May 28, 2013

7 7/8% Senior Notes due 2021

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A
(b)	7.08; 7.10; 11.02
(b)(1)	7.10
(b)(9)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02; 4.08; 11.02
(b)	N.A.
(c)(1)	11.04; 11.05
(c)(2)	11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01; 7.02
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01; 7.02
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	8.02
(b)	6.07
(c)	8.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable

NOTE:     This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

-i-

-ii-

-iii-

-iv-

THIS INDENTURE, dated as of May 28, 2013, is among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone” and, together with the Partnership, the “Issuers”), certain subsidiaries of the Partnership as the Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Issuers’ Initial Notes, Additional Notes and Exchange Notes (each as defined herein):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions.

“Accredited Investor” has the meaning given to such term in Section 2.16 of this Indenture.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Partnership or any Restricted Subsidiary, any Indebtedness of a Person (other than the Partnership or a Restricted Subsidiary) existing at the time such Person is merged with or into the Partnership or a Restricted Subsidiary, or Indebtedness expressly assumed by the Partnership or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” has the meaning given to such term or similar terms (including “Liquidated Damages”) in the applicable Registration Rights Agreement.

“Additional Notes” has the meaning given to such term in Section 2.02 of this Indenture.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.13, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which Beneficially Owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is Beneficially Owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning given to such term in Section 4.13 of this Indenture.

“Agent” means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for services of notices and demands.

“Agent Member” has the meaning given to such term in Section 2.15 of this Indenture.

“Alternate Offer” has the meaning given to such term in Section 4.15 of this Indenture.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such Redemption Date of (i) the Redemption Price of the Note at June 1, 2016 (such Redemption Price being set forth in the table appearing in paragraph 5 of such Note), plus (ii) all required interest payments due on the Note through June 1, 2016 (excluding accrued and unpaid interest due on the Note to the Redemption Date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of such Note.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Partnership, or shall be merged with or into the Partnership or any Restricted Subsidiary of the Partnership, or

(2) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Partnership or any Restricted Subsidiary to any Person other than the Partnership or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Partnership or any of its Restricted Subsidiaries (other than Equity Interests in Unrestricted Subsidiaries) other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with Section 5.01;

(3) Permitted Investments and Restricted Payments permitted under Section 4.11;

(4) the creation of or realization on any Lien permitted under the Indenture;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Partnership’s reasonable judgment, are no longer used or useful in the business of the Partnership or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Partnership or any Restricted Subsidiary to the extent not materially interfering with the business of the Partnership and the Restricted Subsidiaries;

(7) Permitted Asset Swaps;

(8) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $3.0 million.

“Authenticating Agent” has the meaning given to such term in Section 2.02 of this Indenture.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date. For the avoidance of doubt, all the defined terms used in the definition of “Available Cash” in the Partnership Agreement shall have the meaning assigned to such terms in the Partnership Agreement, as in effect on the Issue Date.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person will be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York (or in the place of payment on the Notes) are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully Guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Issuer or an Affiliate of the Partnership, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Cemetery Management or Operating Agreement” means an agreement pursuant to which the Partnership or any of its Restricted Subsidiaries agrees to manage the operations of any Person in the business of providing cemetery services and/or cemetery property or to operate such cemetery property.

“Cemetery Non-Profit” means a Person which (a) is organized as a non-profit entity, whether pursuant to Section 501 of the Code or otherwise and (b) which has contracted with the Partnership or any of its Restricted Subsidiaries for the provision of services under a Cemetery Management or Operating Agreement. All references in the indenture to accounting measures of the Partnership and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, shall be calculated to reflect the applicable amounts or eliminations allocable to any Cemetery Non-Profits (regardless of whether such Cemetery Non-Profits are Subsidiaries or Restricted Subsidiaries), as would be reflected in the consolidated financial statements of the Partnership for the applicable period or date of determination in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Partnership and the Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act;

(2) the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the limited partners of the Partnership;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors; and

(5) any of the Issuers cease to be a direct or indirect Subsidiary of the Partnership.

Notwithstanding the preceding, a conversion of the Partnership or Cornerstone from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, provided that such conversion does not trigger a Change of Control under clauses (1) through (5) above.

“Change of Control Offer” and “Change of Control Purchase Price” have the respective meanings given to such terms in Section 4.15 of this Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Amortization Expense” for any period means the amortization expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Partnership by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) amortization of cemetery property,

(d) Consolidated Depreciation Expense,

(e) Consolidated Interest Expense,

(f) expenses or charges relating to the Refinancing Transactions,

(g) non-cash compensation expenses,

(h) any net increase in deferred cemetery revenues and any net increase in deferred merchandise trusts revenues; provided, however that the effects of realized gains or losses in connection with a material change to the composition of the assets in the perpetual trusts funds or the merchandise trusts funds shall be ignored for purposes of this clause (h), for the avoidance of doubt a net increase can be negative, and

(i) charges or expenses resulting from the application of FASB ASC 805,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) (a) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period and (b) minus the net increase in deferred cost of goods sold and minus the net increase in deferred selling and obtaining costs.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Partnership and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Partnership or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions and operating or trust fund improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Partnership (regardless of whether those expense or cost savings or operating or trust fund improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1) imputed interest on Capitalized Lease Obligations,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations related to interest rates,

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5) the interest portion of any deferred payment obligations,

(6) all other non-cash interest expense,

(7) capitalized interest,

(8) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Partnership or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Partnership or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Partnership and the Restricted Subsidiaries, expressed as a decimal,

(9) all interest payable with respect to discontinued operations, and

(10) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

“Consolidated Leverage Ratio” means the ratio of Funded Indebtedness of the Partnership and its Restricted Subsidiaries to Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the “Transaction Date”). For purposes of this definition, Consolidated Cash Flow and Indebtedness shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Partnership or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions and operating or trust fund improvement that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Partnership (regardless of whether those expense or cost savings or operating or trust fund improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

“Consolidated Net Income” for any period means the net income (or loss) of the Partnership and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Partnership or, subject to clause (3) below, any Restricted Subsidiary during such period;

(2) except to the extent includible in the consolidated net income of the Partnership pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Partnership or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Partnership or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Partnership’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Partnership or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Partnership or any Restricted Subsidiary or (b) any Asset Sale by the Partnership or any Restricted Subsidiary;

(5) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(6) any net after-tax extraordinary gains or losses;

(7) unrealized gains and losses with respect to Hedging Obligations; and

(8) the cumulative effect of any change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to the Partnership and the Restricted Subsidiaries at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (1) all current liabilities reflected in such balance sheet and (2) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Cornerstone” means Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation, until a successor replaces it pursuant to this Indenture, and thereafter means its successor.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers, except that in relation to any payment on the Notes, or any registration of transfer or exchange of any Notes, such term shall mean the corporate trust office of the Trustee in Wilmington, Delaware, which, at the date hereof, is located at 1100 North Market Street, Wilmington, Delaware 19890.

“Coverage Ratio Exception” has the meaning set forth in the proviso in clause (a) of Section 4.10.

“Credit Agreement” means the Third Amended and Restated Credit Agreement dated January 19, 2012 as amended, restated, modified or supplemented from time to time, by and among the StoneMor Operating LLC, as Borrower, various subsidiaries thereof as additional Borrowers, the Partnership and the General Partner, as Guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time.

“Credit Facilities” means one or more debt facilities, credit agreements or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement), in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time with respect to all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders, investor or noteholders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuers, which Person must be a clearing agency registered under the Exchange Act.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash Consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Partnership and one other Officer, less the amount of cash or Cash Equivalents received in connection with subsequent sale of or collection on such Designated non-cash Consideration.

“Designation” has the meaning given to this term in Section 4.19.

“Designation Amount” has the meaning given to this term in Section 4.19.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Partnership to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.15 and Section 4.12, respectively, and such Equity Interests specifically provide that the Partnership will not redeem any such Equity Interests pursuant to such provisions prior to the Partnership’ purchase of the Notes as required pursuant to the provisions of Section 4.15 and Section 4.12, respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Excess Proceeds” has the meaning given to such term in Section 4.12 of this Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Date” refers to the 366th day following the Issue Date.

“Exchange Notes” means any Notes issued in exchange for either Initial Notes or Additional Notes pursuant to an Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” has the meaning assigned to such term in the applicable Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Partnership or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee, in the case of amounts of $5.0 million or more and otherwise by an Officer of the Partnership.

“Funded Indebtedness” means, as of any date of determination, the sum of (a) the aggregate principal amount of Indebtedness of the Partnership and its Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on the balance sheet of the Partnership and its Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP (including the elimination in consolidation of Indebtedness to Cemetery Non-Profits in accordance with GAAP), plus (b) the aggregate principal amount of obligations for borrowed money that are outstanding as of such date of Persons other than the Partnership and its Subsidiaries, to the extent guaranteed by the Partnership or any of its Restricted Subsidiaries.

“Future Guarantor” has the meaning given to such term in Section 10.03.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the Issue Date.

“General Partner” means StoneMor GP LLC, a Delaware limited liability company.

“Global Notes” has the meaning given to such term in Section 2.01.

“Guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “Guarantee,” when used as a verb, and “Guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Partnership on the Issue Date (other than Cornerstone), and each other Person that is required to, or at the election of the Issuers does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Incremental Funds” has the meaning given to such term in Section 4.11 of this Indenture.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Partnership or the Partnership’s Subsidiaries that is guaranteed by the Partnership or the Partnership’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Partnership and the Partnership’s Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Partnership’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Partnership and its Affiliates.

“Initial Notes” means the 7 7/8% Senior Notes due 2021 of the Issuers issued in an aggregate principal amount of $175,000,000 on the Issue Date pursuant to this Indenture.

“Institutional Accredited Investor” has the meaning given to such term in Section 2.16.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

(3) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (3) shall be the Designation Amount determined in accordance with Section 4.19. If the Partnership or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Partnership shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.

“Issue Date” means the date on which the Initial Notes are originally issued.

“Issuer Order” means a written order from the Issuers addressed to the Trustee and signed by an Officer of each Issuer.

“Issuers” means, collectively, the Partnership and Cornerstone.

“Legal Holiday” has the meaning given to such term in Section 11.07.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Maturity Date” means June 1, 2021.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Partnership or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Partnership or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Partnership or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Proceeds Offer” has the meaning given to such term in Section 4.12.

“Net Proceeds Deficiency” has the meaning given to such term in Section 4.12.

“Net Proceeds Offer Payment Date” means the date for payment of Notes to be purchased in a Net Proceeds Offer.

“Non-U.S. Person” means a person who is not a “U.S. Person” (as defined in Regulation S).

“Note Guarantee” means the Guarantee by each Guarantor of the obligations of the Issuers with respect to the Notes.

“Notes” means the Initial Notes, any Additional Notes and any Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligation” means any principal, premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offered Price” has the meaning given to such term in Section 4.12.

“Offering” means the offering of $175.0 million aggregate principal amount of Initial Notes by the Issuers pursuant to the Offering Memorandum.

“Offering Memorandum” means the final Offering Memorandum dated May 16, 2013 relating to the offering by the Issuers of $175.0 million aggregate principal amount of Initial Notes.

“Officer” means, in relation to any Person, any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of such Person (or, if such Person is organized as a limited partnership, its general partner).

“Officers’ Certificate” means a certificate signed by an Officer of each of the Issuers.

“Offshore Global Notes” has the meaning provided in Section 2.01.

“Offshore Physical Notes” has the meaning provided in Section 2.01.

“Operating Surplus” shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who and which is reasonably acceptable to the Trustee complying with the requirements of this Indenture. The counsel may be an employee of or counsel to the Partnership, any Subsidiary of the Partnership or the Trustee.

“Other Guarantor” has the meaning given to such term in Section 10.03.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Pari Passu Indebtedness Price” has the meaning set forth in Section 4.12.

“Partnership” means StoneMor Partners L.P., a Delaware limited partnership, and its successors and assigns.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners, L.P., dated as of September 9, 2008, as such may be amended, modified or supplemented from time to time.

“Paying Agent” has the meaning set forth in Section 2.03.

“Payment Amount” has the meaning given to such term in Section 4.12 of this Indenture.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used in a Permitted Business or a combination of assets used in a Permitted Business and cash or Cash Equivalents between the Partnership or any of its Restricted Subsidiaries and another Person, or any transaction pursuant to Section 1031 of the Code.

“Permitted Business” means either (1) the businesses engaged in by the Partnership and the Partnerships’ Subsidiaries on the Issue Date as described in this offering memorandum and businesses that are reasonably related thereto or reasonable extensions thereof and (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Investment” means:

(1) Investments by the Partnership or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Partnership or a Restricted Subsidiary;

(2) Investments in the Partnership by any Restricted Subsidiary;

(3) Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary not for the purpose of speculation;

(4) cash and Cash Equivalents;

(5) receivables owing to the Partnership or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Partnership or any such Restricted Subsidiary deems reasonable under the circumstances;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7) Investments made by the Partnership or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12;

(8) lease, utility and other similar deposits in the ordinary course of business;

(9) Investments made by the Partnership or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Partnership;

(10) other Investments in an aggregate amount not to exceed the greater of $15.0 million and 2.0% of Consolidated Net Tangible Assets at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(11) Investments of funds in perpetual care trusts and merchandise trusts in accordance with applicable law; and

(12) Investments made by the Partnership or any Restricted Subsidiary in a Cemetery Non-Profit in the ordinary course of business pursuant to a Cemetery Management or Operating Agreement.

The amount of Investments outstanding at any time pursuant to clause (10) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (10) above, by an amount equal to the return of capital with respect to such Investment to the Partnership or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (10) above.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Partnership or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Partnership and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Partnership or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Partnership or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Partnership or any Restricted Subsidiary;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12) Liens securing all of the Notes and Liens securing any Note Guarantee;

(13) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation;

(14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(15) Liens in favor of the Issuers or a Guarantor;

(16) Liens securing Indebtedness and related obligations under the Credit Facilities incurred pursuant to Section 4.10(b)(1) (it being understood that the Credit Agreement as in effect on the Issue Date is a “Credit Facility” permitted to be incurred under Section 4.10(b)(1);

(17) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Partnership or a Restricted Subsidiary;

(19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Partnership or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); and

(20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (16), (17), (18) and (19); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Physical Notes” has the meaning provided in Section 2.01. Physical Notes are sometimes referred to herein as certificated Notes.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.

“Private Placement Legend” means the legend initially set forth on the Initial Notes in the form set forth in the first paragraph of Section 2.17.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Partnership or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Partnership or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Partnership or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, Guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Partnership.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Partnership made for cash on a primary basis by the Partnership after the Issue Date.

“QIB” means any “qualified institutional buyer” (as defined Rule 144A promulgated under the Securities Act).

“Record Date” for interest payable on any Interest Payment Date (except a date for payment of default interest) means the May 15 and November 15 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of any optional redemption of the Notes.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

“Redesignation” has the meaning given to such term in Section 4.19.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Partnership or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Partnership or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor on Refinancing Indebtedness does not include any Person (other than the Issuers or any Guarantor) that is not an obligor on the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

“Refinancing Transactions” means the issuance of the Notes and the related use of proceeds of the issuance of the Notes on the Issue Date.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Initial Notes, and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Reporting Default” refers to a Default under Section 4.02.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Partnership or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Partnership or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Partnership but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Partnership or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority holders of any Equity Interests of a Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary, the General Partner or any equity holder of the Partnership, including, without limitation, any payment in connection with any merger or consolidation involving the Partnership but excluding any such Equity Interests held by the Partnership or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Partnership or any Restricted Subsidiary).

“Restricted Security” has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Partnership other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Partnership.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (g) or (h) of Section 6.01 has occurred and is continuing, or which are being released from their Guarantees (in the case of clause (i) of the provisions described in Section 8.02, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Partnership or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Partnership.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2016; provided, however, that if the period from the Redemption Date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Partnership will calculate the Treasury Rate prior to the applicable Redemption Date and file with the Trustee, before such Redemption Date, a written statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Capital Markets Department (or any successor unit, department or division of the Trustee) who has direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Partnership in accordance with Section 4.19 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Global Notes” has the meaning provided in Section 2.01.

“U.S. Government Obligations” means direct non-callable obligations of, or Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged.

“U.S. Guarantor” has the meaning provided in Section 10.03.

“U.S. Physical Notes” means the Notes issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) who purchased Notes pursuant to Regulation D of the Securities Act.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Partnership or through one or more Wholly-Owned Restricted Subsidiaries.

Section 1.02.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuers, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.03.	Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) words used herein implying any gender shall apply to every gender;

(f) “$”, “U.S. Dollars” and “Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(g) whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest are, were or would be payable in respect thereof.

ARTICLE 2

THE NOTES

Section 2.01.	Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. Any Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to the Issuers. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the “ U.S. Global Note”) and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “Offshore Global Notes”), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Notes issued in exchange for interests in the Offshore Global Notes pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form (the “Offshore Physical Notes”) and shall bear the first and second legend set forth in Section 2.17. All Notes offered and sold in reliance on Regulation S shall remain in the form of an Offshore Global Note until the consummation of an Exchange Offer pursuant to the applicable Registration Rights Agreement or an automatic exchange of Global Notes pursuant to Section 2.16(f), whichever first occurs.

The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the “Physical Notes.” The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the “Global Notes.”

Section 2.02.	Execution and Authentication.

The Notes shall be executed on behalf of the Issuers by one Officer of each of the Issuers. Such signatures may be either manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note. Such signature shall be manual. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authentication agent (the “Authenticating Agent”) shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $175,000,000 , (ii) additional Notes (“Additional Notes”) for original issue following the date of this Indenture in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including without limitation, Section 4.10 hereof) and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, in each case upon receipt of an Issuer Order. Each Issuer Order shall certify that the issuance and authentication of such Notes is permitted by the terms of this Indenture, including, without limitation, Section 4.10 hereof, and shall specify (A) the principal amount of Notes to be authenticated, (B) the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, (C) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, and (D) shall further specify the principal amount of such Notes to be issued as a Global Note or Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the amount referred to in clause (i) plus the aggregate principal amount of any Additional Notes that may be issued, except as provided in Section 2.07 hereof.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter, and shall otherwise be treated as one class.

The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Issuers and Affiliates of the Issuers.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Section 2.03.	Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Issuers a current copy of such register from time to time upon request of the Issuers. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. Neither the Issuers nor any Affiliate of the Issuers may act as Paying Agent. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fail to give the foregoing notice, the Trustee shall act as such. The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.	Paying Agent to Hold Assets in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.	Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each Interest Payment Date in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.	Transfer and Exchange.

Subject to the provisions of Sections 2.15 and 2.16 hereof, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.12, 4.15 or 8.05 hereof, in which event the Issuers shall be responsible for the payment of such taxes).

Without the prior consent of the Issuers, the Registrar or co-Registrar shall not be required to register the transfer of or to exchange any Note (i) during a period of 15 days before the selection of Notes for redemption, (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part, or (iii) between a Record Date and the next succeeding Interest Payment Date.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note. An indemnity or a security bond may be required by the Issuers or the Trustee that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and to the Trustee evidence to the satisfaction of the Issuers and the Trustee of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Issuers and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Every replacement Note is an additional obligation of the Issuers.

Section 2.08.	Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

If by 10:00 a.m., New York City time, on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

Section 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers or any of their Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuers shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.	Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon receipt of an Issuer Order. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of an Issuer Order pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.	Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuers, dispose of and deliver certification of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with their then existing procedures therefor. Subject to Section 2.07 hereof, the Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. In no event shall the Trustee be required to destroy cancelled Notes.

Section 2.12.	Defaulted Interest.

The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Issuers shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Issuers shall send to each Holder, as of a recent date selected by the Issuers, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) hereof shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.	Deposit of Moneys.

At or prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control

Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent, unless the Issuers elect to make payments of interest by check mailed to the Person entitled thereto.

Section 2.14.	CUSIP Number.

The Issuers in issuing the Notes may use “CUSIP,” “ISIN” or such other numbers, and if so, the Trustee shall use such CUSIP, ISIN or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or such other numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP, ISIN or such other number.

Section 2.15.	Book-Entry Provisions for Global Notes.

(a) Each Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17 hereof.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of each Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Note may be transferred or, subject to Section 2.01, exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16 hereof. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in U.S. Global Notes or Offshore Global Notes, as the case may be, if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as Depository for the U.S. Global Notes or the Offshore Global Notes or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, and a successor depositary is not appointed by the Issuers within 90 days of such notice, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Physical Notes or (iii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Notes.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such

Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

(d) In connection with the transfer of U.S. Global Notes or Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b), the U.S. Global Notes or the Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order from the Issuers, authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

(e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x), (d), (e)(ii) and (f) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.17.

(f) The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.	Registration of Transfers and Exchanges.

(a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Accredited Investor” or an “Institutional Accredited Investor”) which is not a QIB (excluding Non-U.S. Persons):

(1) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and, at the option of the Issuers, the proposed transferee has delivered to the Registrar and the Issuers an Opinion of Counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Issuers may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

(2) if the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears a Private Placement Legend upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (1) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding U.S. Physical Notes) a decrease in the principal amount of the applicable U.S. Global Note in an amount equal to the principal amount of the beneficial interest in such U.S. Global Note to be transferred, and (b) the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more U.S. Physical Notes of like tenor and amount.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding transfers to Non-U.S. Persons):

(1) if the Note to be transferred consists of (x) either Offshore Physical Notes prior to the removal of the Private Placement Legend or U.S. Physical Notes, the Registrar shall register the transfer if the proposed transferor has delivered a certificate substantially in the form of Exhibit C hereto or (y) a beneficial interest in the U.S. Global Notes, the transfer of such beneficial interest may be effected only through the book entry system maintained by the Depository; and

(2) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of U.S. Physical Notes which after transfer are to be evidenced by a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

(c) Transfers of Interests in the Offshore Global Notes or Unlegended Offshore Physical Notes. The following provisions shall apply with respect to any transfer of beneficial interests in Offshore Global Notes or unlegended Offshore Physical Notes. The Registrar shall register the transfer of any such Note without requiring any additional certification.

(d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

(1) Except as provided in Section 2.16(c), prior to the 41st day after the Issue Date, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of certificates substantially in the forms of Exhibit C and Exhibit E hereto from the proposed transferor, and at the option of the Issuers, the proposed transferee has delivered to the Registrar and the Issuers an Opinion of Counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Issuers may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.

(2) On and after the 41st day after the Issue Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of certificates substantially in the forms of Exhibit C and Exhibit E hereto from the proposed transferor, and at the option of the Issuers, the proposed transferee has delivered to the Registrar and the Issuers an Opinion of Counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Issuers may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.

(3) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by clause (2) above and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

(e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend either in connection with an automatic exchange pursuant to Section 2.16(f) or if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

(f) Automatic Exchange of Legended Global Notes for Unlegended Global Notes. Each of the Global Notes bearing the Private Placement Legend may be automatically exchanged on or before the Exchange Date for one or more Global Notes issued in substantially the form of Exhibit B hereto and not bearing the Private Placement Legend, upon compliance by the Issuers with the procedures of the Depository applicable to such exchanges.

(g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of the Issuers, the Trustee, any agent of the Issuers or the Trustee (including any Paying Agent or Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 hereof or this Section 2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.	Restrictive Legends.

Unless and until an automatic exchange occurs pursuant to Section 2.16(f) or a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act pursuant to a Registration Rights Agreement, (i) the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below (the “Private Placement Legend”) on the face thereof and (ii) the Offshore Physical Notes, until at least the 41st day after the Issue Date and receipt by the Issuers and the Trustee of a certificate substantially in the form of Exhibit E hereto.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO ISSUERS AND SUCH CERTIFICATIONS AND OTHER DOCUMENTS THAT WE MAY REASONABLY REQUIRE), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Each Global Note shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

Each Global Note issued with original issue discount shall also bear the following legend:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: 311 VETERANS HIGHWAY, SUITE B, LEVITTOWN, PENNSYLVANIA 19056, ATTENTION: CHIEF FINANCIAL OFFICER.

ARTICLE 3

REDEMPTION

Section 3.01.	Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, at least five Business Days days prior to the date notice is given to the Holders pursuant to Section 3.03 or during such other period as the Trustee may agree to, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02.	Selection of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (if such listing is known to the Trustee) or, if such Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of the Depository Trust Company (“DTC”); provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of any Qualified Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (for the avoidance of doubt any redemption for all and less than all Notes shall be subject to the applicable procedures of DTC unless such method is otherwise prohibited). A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agents funds in U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

Section 3.03.	Notice of Redemption.

(a) Notice of redemption shall be given by the Issuers and shall be mailed by first class mail (or, if the Notes are held in book–entry form, sent by electronic transmission in accordance with DTC’s procedures) at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture. Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, by subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

(b) The notice shall identify the Notes to be redeemed (including the CUSIP, ISIN or other number(s) thereof) and shall state:

(1) the Redemption Date;

(2) the Redemption Price, if then determined and otherwise the method of its determination, and the amount of accrued interest, if any, to be paid;

(3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

(4) the name, address and telephone number of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

(6) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04.	Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 hereof is given, Notes called for redemption without a condition precedent become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05.	Deposit of Redemption Price.

(a) At or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

(b) On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with clause (a), the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12 hereof.

Section 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01.	Payment of Notes.

The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, by 10:00 a.m., New York City time, on that date U.S. legal tender designated for and sufficient to pay such installment in full.

The Issuers shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12 hereof.

To the extent that the Issuers are required to pay Additional Interest, the Issuers shall provide to the Trustee and Paying Agent written notice of such requirement at least ten (10) Business Days prior to the applicable Interest Payment Date, which notice shall include the amount of Additional Interest to be paid on any such Interest Payment Date. Neither the Trustee nor Paying Agent shall have any obligation to calculate or verify the Issuers’ calculations of Additional Interest.

Section 4.02.	Reports to Holders.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Partnership shall (i) furnish to the Holders of Notes (with a copy to the Trustee) or (ii) file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods applicable to a non-accelerated filer under Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Partnership were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Partnership’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file these reports.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this covenant shall be deemed to be cured (and the Partnership shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or information as contemplated by this covenant (but without regard to the date on which such report or information is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders or the Trustee under Section 6.01 if payment of the Notes has been accelerated in accordance with this Indenture and not rescinded or cancelled prior to such cure.

(b) For so long as any Notes remain outstanding, the Partnership will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The delivery of financial reports and statements to the Trustee as provided herein shall be for informational purposes only, and the Trustee shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuers and shall not be deemed to have knowledge of any matter contained therein or knowable therefrom.

Section 4.03.	Waiver of Stay, Extension or Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.	Compliance Certificate; Notice of Default.

(a) The Issuers shall deliver to the Trustee, within 90 days after the end of the Partnership’s fiscal year an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Partnership) stating that a review of the activities of the Partnership and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Partnership elect to change the manner in which it fixes its fiscal year end.

(b) If at any time an Officer of either Issuer becomes aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Notes, the Issuers shall deliver to the Trustee within five Business Days written notice specifying such Default or Event of Default, notice or other action, the status thereof and what action the Issuers are taking or propose to take in respect thereof.

Section 4.05.	Payment of Taxes and Other Claims.

The Partnership shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Partnership or any of the Partnership’s Subsidiaries; provided, however, that the Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.06.	Corporate Existence.

Subject to Article 5 hereof, the Issuers shall each do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate, limited partnership or limited liability company existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Partnership’s other Subsidiaries, except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the Partnership and its Subsidiaries taken as a whole; and provided that the Partnership shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Partnership shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership and its Subsidiaries, taken as a whole.

Section 4.07.	Maintenance of Office or Agency.

The Issuers shall maintain an office or agency where Notes may be surrendered for registration of transfer or for exchange or for presentation for payment and where notices to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers hereby designate the Corporate Trust Office of the Trustee as such an office for all such purposes. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders and notices may be made at the address of the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

Section 4.08.	Compliance with Laws.

The Partnership shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Partnership and its Subsidiaries, taken as a whole.

Section 4.09.	Maintenance of Properties and Insurance.

(a) The Partnership shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of the Partnership’s business or the business of any of the Partnership’s Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.09 shall prevent the Partnership or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Partnership or the Subsidiary, desirable in the conduct of the business of the Partnership or such Subsidiary.

(b) The Partnership shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

Section 4.10.	Limitations on Additional Indebtedness.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Partnership, Cornerstone or any Guarantor may incur additional Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, (x) after giving effect thereto, the Consolidated Interest Coverage Ratio of the Partnership and the Restricted Subsidiaries would be at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds) (the “Coverage Ratio Exception”) and (y) no Default shall have occurred and be continuing or would occur as a consequence of incurring the Indebtedness or transactions relating to such incurrence.

(b) Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Partnership or any Restricted Subsidiary under the Credit Facilities (it being understood that the Credit Agreement as in effect on the Issue Date is a “Credit Facility” permitted to be incurred under this clause (1)) in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $200.0 million, or (ii) at the time of incurrence thereof, two times the Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries for the four full fiscal quarters for which financial statements are publicly available determined on a pro forma basis as set forth in the definition of Consolidated Interest Coverage Ratio;

(2) the Notes issued on the Issue Date and the Note Guarantees and any Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to a Registration Rights Agreement;

(3) Indebtedness of the Partnership and the Restricted Subsidiaries to the extent outstanding on the Issue Date giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2) or (5));

(4) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.10 and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) (x) Indebtedness of the Partnership owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Partnership or any other Restricted Subsidiary and (y) Guarantees by the Partnership of any Indebtedness of a Restricted Subsidiary and Guarantees by any Restricted Subsidiary that is a Guarantor of any Indebtedness of the Partnership or any other Restricted Subsidiary that is a Guarantor; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Partnership or a Restricted Subsidiary, the Partnership or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Partnership or any Restricted Subsidiary in the ordinary course of business, including Guarantees or obligations of the Partnership or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7) Purchase Money Indebtedness incurred by the Partnership or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of $12.5 million and 1.0% of Consolidated Net Tangible Assets;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or this clause (10);

(11) Indebtedness arising or in connection with the guarantee of Indebtedness of the General Partner incurred to maintain its interest in the Partnership upon the issuance of Equity Interests by the Partnership, in an aggregate amount not to exceed $3.0 million at any time outstanding;

(12) Indebtedness of the Partnership or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $25.0 million and 2.00% of Consolidated Net Tangible Assets; and

(13) unsecured Indebtedness of the Partnership or any of its Restricted Subsidiaries to Cemetery Non-Profits in connection with a Cemetery Management or Operating Agreement.

For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Partnership shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (13) above

(provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.10, Guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

Section 4.11.	Limitations on Restricted Payments.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment, (i) no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) either:

(1) if (i) the Consolidated Interest Coverage Ratio for the Partnership’s four most recent fiscal quarters for which financial statements are publicly available is not less than 1.85 to 1.0 and (ii) the Consolidated Leverage Ratio of the Partnership for the four most recent fiscal quarters for which financial statements are publicly available is no greater than 4.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(A) Available Cash from Operating Surplus as of the end of the immediately preceding quarter, plus

(B) the sum of (i) the aggregate net cash proceeds of any (1) substantially concurrent capital contribution to the Partnership from any Person made on or after the Issue Date or (2) substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Partnership) made on or after the Issue Date of Qualified Equity Interests of the Partnership or from the issuance or sale made on or after the Issue Date of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity Interests) (with a Restricted Payment being deemed substantially concurrent if such capital contribution, issuance, sale, conversion or exchange occurs within 120 days of such Restricted Payment), other than (A) any such proceeds which are used to redeem Notes in accordance with subclause (c) of paragraph 5 of the Note, or (B) any such proceeds or assets received from a Subsidiary of the Partnership, plus

(C) to the extent that any Investment that was treated as a Restricted Payment and that was made on or after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Investment (less the cost of such disposition, if any) and the initial amount of such Investment that was treated as a Restricted Payment (other than to a Restricted Subsidiary of Partnership), plus

(D) the net reduction in Investments treated as Restricted Payments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from Redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (items (B), (C) and (D) being referred to as “Incremental Funds”), minus

(E) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below; or

(2) if (i) the Consolidated Interest Coverage Ratio for the Partnership’s four most recent fiscal quarters for which financial statements are publicly available is less than 1.85 to 1.0 or (ii) the Consolidated Leverage Ratio of the Partnership for the four most recent fiscal quarters for which financial statements are publicly available is greater than 4.75 to 1.0, such Restricted Payment together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units of the Partnership, plus the related distribution on the general partner interest) is less than the sum, without duplication, of:

(A) $30.0 million less the aggregate amount of all prior Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (2)(A) since the Issue Date, plus

(B) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

For the avoidance of doubt, Incremental Funds can only be used under clause (1) above if they have not been otherwise included in Available Cash from Operating Surplus.

(b) The foregoing provisions shall not prohibit:

(1) the payment by the Partnership or any Restricted Subsidiary of any dividend or distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2) the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests; provided however, that the amount of any such net cash proceeds that are utilized for any such redemption, shall be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3) the redemption of Subordinated Indebtedness of the Partnership or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (with an exchange or sale being deemed substantially concurrent if such redemption occurs within 120 days of such sale); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds; (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.10 and the other terms of this Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Partnership shall have complied with Section 4.12 and Section 4.15 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of the Partnership to the holders of its Equity Interests on a pro rata basis; or

(5) the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such redeemed Equity Interests may not exceed $5.0 million in any calendar year, with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to the next calendar years and added to such amount; provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by the Partnership or any of the Restricted Subsidiaries from the sale of Equity Interests of the Partnership to members of management or directors of the Partnership or its Affiliates that occurs on or after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(B) of clause (a) above), plus (b) the cash proceeds of key man life insurance policies received by the Partnership or any of the Restricted Subsidiaries after the Issue Date;

(6) any redemptions of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(7) in connection with an acquisition by the Partnership or any of its Restricted Subsidiaries, the return to the Partnership or any of its Restricted Subsidiaries of Equity Interests of the Partnership or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims;

(8) payments or distributions to dissenting holders of any Equity Interests pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;

(9) the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Equity Interests of the Partnership or any of its Restricted Subsidiaries issued on or after the Issue Date in accordance with Section 4.10.

In computing the amount of Restricted Payments previously made for purposes of clause (a) of this Section 4.11, Restricted Payments made under clauses (1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than Partnership or a Restricted Subsidiary, (4) and (5) of clause (b) shall be included, and Restricted Payments made under clauses (2) and (3) and, except to the extent noted above, (4), (6), (7), (8), and (9) of clause (b) shall not be included. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment (or, in the case of a non-cash dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For the purposes of determining compliance with this Section 4.11, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (9) of clause (b), the Partnership shall be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.11.

Section 4.12.	Limitations on Asset Sales.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Partnership or any Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% of the consideration in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(A) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Partnership or any Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Partnership or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(B) the amount of any obligations received from such transferee that are within 90 days after such Asset Sale converted by the Partnership or any Restricted Subsidiary to cash (to the extent of the cash actually so received),

(C) the Fair Market Value of (i) any assets (other than securities) received by the Partnership or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Partnership or (iii) a combination of (i) and (ii), and

(D) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (x) $20.0 million or (y) 1.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) If at any time any non-cash consideration received by the Partnership or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.12.

(c) If the Partnership or any Restricted Subsidiary engages in an Asset Sale, the Partnership or any Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(2) repay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3) (A) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Partnership or any Restricted Subsidiary in the Permitted Business, (B) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B); and/or

(4) make a Net Proceeds Offer (and redeem Pari Passu Indebtedness) in accordance with the procedures described below and in this Indenture.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph shall constitute “Excess Proceeds.”

(d) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Issuers shall be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Partnership the provisions of which require the Partnership to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuers shall (A) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in this Indenture, and (B) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased shall be selected on a pro rata basis or by such method as provided by the applicable procedures of DTC (subject to adjustments so no Notes in a principal amount of $2000 or less shall be purchased in part); and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes purchased pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Partnership or any Restricted Subsidiary may use the Net Proceeds Deficiency, or a portion thereof, for any purpose permitted by this Indenture.

In the event of the disposition of substantially all (but not all) of the assets of the Partnership and the Restricted Subsidiaries in a transaction covered by and effected in accordance with Section 5.01, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Partnership and the Restricted Subsidiaries not so disposed of for purposes of this Section 4.12, and the successor shall comply with the provisions of this Section 4.12 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuers shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.12, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.12 by virtue of this compliance.

Section 4.13.	Limitations on Transactions with Affiliates.

(a) The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Partnership or that Restricted Subsidiary from a Person that is not an Affiliate of the Partnership or that Restricted Subsidiary; and

(2) the Partnership delivers to the Trustee:

(A) with respect to any Affiliate Transaction involving aggregate value in excess of $7.5 million but less than $15.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above;

(B) with respect to any Affiliate Transaction involving aggregate value of at least $15.0 million but less than $30.0 million, a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Partnership approving such Affiliate Transaction; or

(C) with respect to any Affiliate Transaction involving aggregate value of $30.0 million or more, a written opinion as to the fairness of such Affiliate Transaction to the Partnership or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Partnership.

(b) The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (A) the Partnership and one or more Restricted Subsidiaries or (B) Restricted Subsidiaries; or

(2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

(3) Restricted Payments that are permitted by Section 4.11 and Permitted Investments;

(4) such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of the Partnership or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Equity Interests of the Partnership or any Restricted Subsidiary who are not Affiliates of the Partnership;

(5) the existence of, or the performance by the Partnership or any Restricted Subsidiary of its obligations under the terms of, (i) any agreements that (x) are described in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2012 under the heading “Certain Relationships and Related Party Transactions, and Director Independence” to which it is a party on the terms described in such Annual Report on Form 10-K or (y) form part of an Affiliate Transaction that meets the requirements of subclauses (1) and (2) of clause (a) of this Section 4.13, or (ii) any amendments to such agreements that are not less favorable to the Holders in any material respect;

(6) the issuance or sale for cash of Qualified Equity Interests to an Affiliate; and

(7) transactions between or among the Partnership or any of its Restricted Subsidiaries and a Cemetery Non-Profit in connection with a Cemetery Management or Operating Agreement.

Section 4.14.	Limitation on Liens.

The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Partnership or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(a) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Partnership or such Restricted Subsidiary, as the case may be; and

(b) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same assets of the Partnership or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Section 4.15.	Change of Control.

(a) Upon the occurrence of any Change of Control, each Holder shall have the right to require that the Issuers purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

(b) Within 30 days following any Change of Control, the Issuers shall send, or caused to be sent, to the Holders a notice (with a copy to the Trustee):

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is sent) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

(c) The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

(d) [Intentionally omitted.]

(e) The provisions of this Section 4.15 that require us to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(f) The Issuers will not be required to make a Change of Control Offer upon a Change of Control, and a Holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer, if (i) a third party makes an Offer to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all Notes that have been validly tendered and not withdrawn under such purchase offer, (ii) a notice to redeem all outstanding Notes has been given pursuant to this Indenture, unless and until the Issuers have defaulted in the payment of the applicable redemption price, or (iii) if, in connection with or in contemplation of any Change of Control, the Issuers have made an offer to purchase (an “Alternate Offer”) any and all validly tendered notes at a cash price equal to or higher than the Change of Control Payment and have purchased all properly tendered notes in accordance with the terms of such Alternate Offer. A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the offer. If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in a Change of Control Offer or Alternate Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the validly tendered Notes that are not validly withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following purchase pursuant to the Change of Control Offer or Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest thereon, if any, to the date of redemption.

(g) Notwithstanding anything to the contrary in this Section 4.15, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if notice of redemption has been given pursuant to this Indenture, unless and until there is a default in payment of the applicable redemption price.

(h) The Issuers shall comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15 the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue of this compliance.

Section 4.16.	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common securities of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Equity Interests for purposes of this covenant;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Partnership or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Partnership or any other Restricted Subsidiary; except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order, licenses, permits or similar governmental, judicial or regulatory restriction (including without limitation with respect to funds the Partnership or its Restricted Subsidiaries have deposited into perpetual care trusts and merchandise funds trusts);

(2) encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of this Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

(5) encumbrances or restrictions relating to any Lien permitted under this Indenture imposed by the holder of such Lien;

(6) encumbrances or restrictions imposed under any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale;

(7) any encumbrance or restriction contained in any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness or Hedging Obligations incurred in compliance with Section 4.10 that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(11) encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(12) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments or refinancings are, in the good faith judgment of the Partnership’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 4.17.	[RESERVED].

Section 4.18.	Conduct of Business.

The Partnership shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Section 4.19.	Limitations on Designation of Unrestricted Subsidiaries.

(a) The Partnership may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Partnership as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Partnership would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to clause (a) of Section 4.11, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary on such date.

(b) No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Partnership or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; and

(2) is a Person with respect to which neither the Partnership nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results.

(c) If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 4.10 or the Lien is not permitted under Section 4.14, the Partnership shall be in default of the applicable Section.

(d) The Partnership may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

(e) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Partnership, delivered to the Trustee certifying compliance with the foregoing provisions.

Section 4.20.	Additional Note Guarantees.

If, after the Issue Date, the Partnership or any of its Restricted Subsidiaries acquires or creates another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary) and such Subsidiary Guarantees or otherwise incurs any Indebtedness under a Credit Facility, then that newly acquired or created Subsidiary shall become a Guarantor within 30 days of the date on which it Guaranteed such other Indebtedness or become a borrower under such Credit Facility and, the Partnership shall cause such Restricted Subsidiary to:

(a) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of the Issuers’ obligations under the Notes and this Indenture; and

(b) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (1) has been duly authorized, executed and delivered by such Restricted Subsidiary and (2) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms, subject to customary exceptions.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.	Limitations on Mergers, Consolidations, Etc.

(a) Neither of the Issuers may, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, assign, lease, transfer, convey or otherwise dispose of or all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole) unless:

(1) either:

(A) such Issuer shall be the surviving or continuing Person; or

(B) the Person formed by or surviving such consolidation or merger or to which such sale, assignment, lease, transfer, conveyance or other disposition shall be made (collectively, the “Successor”) is a Person organized and existing under the laws of any State of the United States of America or the District of Columbia (provided that Cornerstone may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as the Partnership is not a corporation), and the Successor expressly assumes, by supplemental indenture or other agreements, all of the obligations of such Issuer under the Notes, this Indenture and any applicable Registration Rights Agreement;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(a)(1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis,

(A) no Default shall have occurred and be continuing; and

(B) the Partnership or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

(b) For purposes of the foregoing, the disposition (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole), shall be deemed to be the disposition of all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole).

(c) Notwithstanding the foregoing, the Partnership may reorganize as any other form of entity in accordance with the procedures established in this Indenture, provided that:

(1) the reorganization involves the conversion (by merger, sale, legal conversion, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is a Person organized or existing under the laws of the United States, any State thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all of the obligations of the Partnership under the Notes, this Indenture and any applicable Registration Rights Agreement pursuant to a supplemental indenture or other agreements;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not materially adverse to the Holders of the Notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered materially adverse to the Holders of the Notes solely because the successor or survivor of such reorganization (A) is subject to federal or state income taxation as an entity or (B) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

(d) Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Partnership or another Restricted Subsidiary.

Section 5.02.	Successor Person Substituted.

Upon any consolidation or merger of an Issuer or a Guarantor, or any disposition of all or substantially all of the assets of an Issuer in accordance with Section 5.01, in which such Issuer or Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which such Issuer or Guarantor is merged or the Person to which the disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as such Issuer or Guarantor and, except in the case of a lease, such Issuer or Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of such Issuer’s or Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

Each of the following is an “Event of Default”:

(a) failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(b) failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(c) failure by the Issuers to comply with any of their agreements or covenants described above in Section 5.01 or in respect of their obligations to purchase Notes when required by a Change of Control Offer as described in Section 4.15;

(d) failure by the Issuers to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Partnership by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(e) failure by Partnership to perform or comply with Section 4.02 and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Partnership by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(f) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Partnership or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(1) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(2) results in the acceleration of such Indebtedness prior to its express final maturity, or

(3) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (1), (2) or (3) has occurred and is continuing, aggregates $10.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such default or the occurrence of such acceleration of such Indebtedness, as applicable, any Default or Event of Default (but not any acceleration) caused by such Payment Default or acceleration of such Indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(g) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Partnership or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(h) the Partnership or any Significant Subsidiary or the General Partner pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(4) makes a general assignment for the benefit of its creditors;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Partnership or any Significant Subsidiary as debtor in an involuntary case,

(2) appoints a Custodian of the Partnership or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Partnership or any Significant Subsidiary, or

(3) orders the liquidation of the Partnership or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(j) the Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.	Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) with respect to the Partnership), shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Partnership, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Partnership and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable (1) if there is no Indebtedness outstanding under any Credit Facility at such time, immediately and (2) if otherwise, upon the earlier of (x) the final maturity (after giving effect to any applicable grace period or extensions thereof) or an acceleration of any Indebtedness under any Credit Facility prior to the express final stated maturity thereof and (y) five Business Days after the Representative under each Credit Facility receives the acceleration declaration, but, in the case of this clause (a) only, if such Event of Default is then continuing; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Partnership occurs, all outstanding Notes shall become due and payable without any further action or notice.

Section 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.	Waiver of Past Defaults and Events of Default.

Subject to Sections 2.09, 6.02, 6.07 and 8.02 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture except a Default or Event of Default in the payment of the principal of, or interest or Additional Interest, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuers shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.	Control by Majority.

Subject to Section 2.09 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.	Limitation on Suits.

(a) Subject to Section 6.07 below, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

(1) such Holder has given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee fails to institute such proceeding within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

(b) However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

(c) The Issuers are required to deliver to the Trustee annually a statement regarding compliance with this Indenture and, upon any Officer of the Issuers becoming aware of any Default, a statement specifying such Default and what action the Issuers are taking or proposes to take with respect thereto.

Section 6.07.	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or Additional Interest, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.	Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01 hereof, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.	Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.	Priorities.

Any money or property collected by the Trustee pursuant to this Article and any other money or property distributable in respect of the Issuers’ obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: if the Holders are forced to proceed against the Issuers or any Guarantor directly without the Trustee, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

FOURTH: to the Issuers or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which are specifically required to be delivered to the Trustee by any provision of this Indenture to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraphs (b) or (d) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02.	Rights of Trustee.

Subject to Section 7.01 hereof:

(a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including reasonable attorneys’ fees) which might be incurred by it in compliance with such request or direction.

(g) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(h) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(i) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the sale of Notes or any money paid to the Issuers pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Issuers in this Indenture or the Notes other than the Trustee’s certificate of authentication.

Section 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, within 90 days after the occurrence of such Default or Event of Default hereunder, the Trustee shall transmit to Holders of Notes, as their names and addresses appear in the Registrar, a notice of the Default or Event of Default known to the Trustee, unless such default or Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article 5 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.	Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall send to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

Reports pursuant to this Section 7.06 shall be transmitted:

(a) to all registered Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(b) to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its sending to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.	Compensation and Indemnity.

The Issuers and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for the Trustee’s services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any and all losses, liabilities and expenses incurred by them (including attorney’s fees and expenses) arising out of or in connection with the acceptance and administration of the Trustee’s duties under this Indenture including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending themselves against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to negligence or willful misconduct on their part. The Trustee shall notify the Issuers promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or the Guarantors of their obligations hereunder. At the Trustee’s sole discretion, the Issuers shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. The Issuers and the Guarantors need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuers’ and Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes in accordance with Article 9.

In addition and without prejudice to the rights provided to the Trustee under any provision of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligation of the Issuers and the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and the termination or satisfaction and discharge of this Indenture.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08.	Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee. The Issuers may remove the Trustee at its election if:

(a)	the Trustee fails to comply with Section 7.10 hereof;

(b)	the Trustee is adjudged a bankrupt or an insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07 hereof, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall send notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a bona fide holder of securities for any period of time specified under TIA Section 3.10, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.	Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Issuers shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11.	Preferential Collection of Claims Against the Issuers.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers as obligors of the Notes.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.	Without Consent of Holders.

Subject to Section 8.02 hereof, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or disposition of all or substantially all of the assets in accordance with Section 5.01, to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture), to secure the Notes or any Note Guarantee in accordance with Section 4.14, to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum, to make any change that does not materially adversely affect the rights of any Holder or, in the case of this Indenture, to maintain the qualification of this Indenture under the Trust Indenture Act.

Section 8.02.	With Consent of Holders.

Subject to Section 6.07 hereof, the Issuers and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees with the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of a majority in aggregate principal amount of the outstanding Notes. Subject to Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Issuers or any Guarantor with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

(a) reduce, or change the maturity of, the principal of any Note;

(b) reduce the rate of or extend the time for payment of interest on any Note;

(c) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than provisions relating to the purchase of Notes under Section 4.15 and Section 4.12, except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuers to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(d) make any Note payable in money or currency other than that stated in the Notes;

(e) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(f) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture or the Notes;

(g) waive a default in the payment of principal of or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(h) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(i) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

(j) make any change in these amendment and waiver provisions.

After an amendment or supplement requiring the approval of Holders becomes effective, the Issuers will send to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment or supplement.

Section 8.03.	Compliance with TIA.

Every amendment to or supplement of this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

Section 8.04.	Revocation and Effect of Consents.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request,

the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Section 8.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.	Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, in exchange for the Note the Issuers shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.	Trustee to Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of any amendment or supplement pursuant to this Article 8 is authorized or permitted by this Indenture and, in the case of such Opinion of Counsel, additionally stating that such amendment or supplement constitutes the legal, valid and binding obligation of the Issuers and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment or supplement that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.	Satisfaction and Discharge of Indenture.

(a) This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in Section 9.01(c)) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Issuers, shall execute such instruments as the Issuers may reasonably request acknowledging satisfaction and discharge of this Indenture, when:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (A) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 5 of the Notes and, in any case, the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, (B) the Issuers have paid all other sums payable by them under this Indenture, and (C) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at stated maturity or on the date of redemption, as the case may be.

(b) In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(c) Notwithstanding Section 9.01(a), the Issuers’ obligations in Article 2 and Sections 4.07, 7.07, 9.06 and 9.07 hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08 hereof. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 9.06 and 9.07 hereof shall survive.

(d) After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ and each Guarantor’s obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02.	Legal Defeasance.

(a) The Issuers may, at their option at any time, elect to have this Section 9.02 be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b) Upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments as the Issuers may reasonably request acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on the Notes when such payments are due from such trust fund, (ii) the Issuers’ obligations with respect to the Notes under Article 2 and Section 4.07 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (iv) this Article 9. Subject to compliance with this Article 9, the Issuers may exercise their option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.	Covenant Defeasance.

(a) The Issuers may, at their option by Board Resolutions of the Boards of Directors of the Issuers, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b) Upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.02, 4.04, 4.05 and 4.08 through 4.20 and Article 10 hereof, inclusive, and subclause (2) of Section 5.01(a) hereof with respect to the outstanding Notes and the Note Guarantees, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). In the event that Covenant Defeasance occurs, the Notes and the Note Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Issuers and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04 hereof, the Events of Default described under clauses (c) through (g) and (j) of Section 6.01, in each case, will no longer constitute an Event of Default.

Section 9.04.	Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes and the Note Guarantees:

(1) the Issuers must irrevocably deposit with the Trustee (or other qualifying trustee), as trust funds, in trust solely for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable Issuer Order instructing the Trustee to apply such U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes;

(2) in the case of an election under Section 9.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 9.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to each deposit (and any similar concurrent deposit relating to this Indebtedness), and the granting of Liens to secure such borrowings);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which the Issuers or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowings);

(6) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

(7) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (5) of this Section 9.04 have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuers’ obligations and the obligations of the Guarantors will be revived and no such defeasance will be deemed to have occurred.

Section 9.05.	Application of Trust Money.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon a written request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.	Repayment to the Issuers.

Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07 hereof, the Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or send to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or sending, any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 9.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 10

GUARANTEES

Section 10.01.	Unconditional Guarantee.

Each Guarantor hereby unconditionally, jointly and severally, Guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03 hereof. Each Guarantor hereby agrees that to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. To the maximum extent permitted under applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, to the maximum extent permitted under applicable law, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Note Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purpose of each Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Note Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ and agents’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02.	Severability.

In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.	Limitation on Guarantor’s Liability.

(a) To the extent applicable, a Guarantor’s liability in respect of its Note Guarantee shall be limited to the extent set forth below:

(1) Limitations Applicable to U.S. Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of the United States, any State thereof or the District of Columbia (a “U.S. Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Note Guarantee of a U.S. Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each U.S. Guarantor hereby irrevocably agree that the obligations of a U.S. Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such U.S. Guarantor result in the obligations of such U.S. Guarantor not constituting such a fraudulent transfer or conveyance.

(2) Limitations Applicable to Other Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than one set forth in clause (1) above (an “Other Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Note Guarantee of an Other Guarantor does not constitute a fraudulent transfer or conveyance for purposes applicable law. To effectuate the foregoing intention, each Holder and each Other Guarantor hereby irrevocably agree that the obligations of an Other Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Guarantor result in the obligations of such Other Guarantor not constituting such a fraudulent transfer or conveyance.

(b) If following the date of this Indenture and notwithstanding anything in Section 8.02 to the contrary:

(1) (i) there shall be any change in the laws of the United States, any State thereof or the District of Columbia or (ii) any Restricted Subsidiary incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia (a “Future Guarantor”) shall be required to Guarantee the Notes pursuant to this Article 10 and the Issuers shall reasonably determine that clause (2) with respect to Other Guarantors shall not adequately address the limitations on such Note Guarantee imposed by applicable law of the jurisdiction of incorporation, organization or formation, as the case may be, of any such Future Guarantor; or

(2) the Issuers shall reasonably determine that it shall be necessary or advisable to amend the terms of subsection (a) of this Section 10.03 or to add additional provisions related to the limitations imposed on the Note Guarantee of a Future Guarantor, then upon the delivery of an Officers’ Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, the Issuers shall be entitled to amend such clauses or add such additional provisions, as the case may be, in order for the Note Guarantee of a Guarantor not to so violate applicable law.

Section 10.04.	Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05.	No Waiver.

Each of the Guarantors agrees that to the maximum extent permitted under applicable law, (a) neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege and (b) the rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06.	Release of Guarantor.

A Guarantor shall be released from all of its obligations under its Note Guarantee and its obligations under this Indenture and any applicable Registration Rights Agreement:

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Partnership and the Restricted Subsidiaries;

(2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

(3) if such Guarantor shall cease to be a Guarantor or co-borrower under any Credit Facility; or

(4) upon Legal Defeasance or Covenant Defeasance pursuant to Section 9.02 or Section 9.03 or upon satisfaction and discharge of this Indenture pursuant to Section 9.01.

Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor from its Note Guarantee under this Section 10.06 have been met, the Trustee shall execute any documents reasonably requested in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

Section 10.07.	Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary which is required to become a Guarantor shall, and the Issuers shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall Guarantee the obligations of the Issuers under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and, in the case of such Opinion of Counsel, additionally stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08.	Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against the Issuers that arises from the payment, performance or enforcement of such Guarantor’s obligations under the Note Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01.	TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.	Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers or any Guarantor:

StoneMor Partners L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

Attention: Chief Financial Officer

Tel: 215-826-2800

Fax: 215-826-2853

If to the Trustee:

Wilmington Trust, National Association

Corporate Capital Markets

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: StoneMor Partners Administrator

Fax: 203-453-1183

The Issuers, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Issuers, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notwithstanding the foregoing, the Trustee shall not be deemed to have been given notice until such notice is actually received.

Any notice or communication given to a Holder shall be mailed to it by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar; provided, however, that notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Note (or its designee), pursuant to the customary procedures of such Depository.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is given in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03.	Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05.	Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07.	Legal Holidays.

A “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.	Governing Law.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuers or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10.	No Recourse Against Others.

A director, officer, employee, incorporator, member, partner, unitholder or stockholder of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers under the Notes or this Indenture or of any Guarantor under its Note Guarantee for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

Section 11.11.	Successors.

All agreements of each of the Issuers and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors.

Section 11.12.	Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13.	Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.	Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

ISSUERS:

STONEMOR PARTNERS L.P.
By:	StoneMor GP LLC, its General Partner

By:	/s/ Timothy K. Yost
Timothy K. Yost
Chief Financial Officer and Secretary

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:	/s/ Michael L. Stache
Michael L. Stache
President and Chief Executive Officer

GUARANTORS:

THE ENTITIES LISTED ON SCHEDULE 1 HERETO, as Guarantors

By:	/s/ Michael L. Stache
Michael L. Stache
President

S-1

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

S-2

SCHEDULE 1

ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.

ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC.

ARLINGTON DEVELOPMENT COMPANY

AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY

BIRCHLAWN BURIAL PARK SUBSIDIARY, INC.

BRONSWOOD CEMETERY, INC.

CEDAR HILL FUNERAL HOME, INC.

CEMETERY INVESTMENTS SUBSIDIARY, INC.

CHAPEL HILL ASSOCIATES, INC.

CHAPEL HILL FUNERAL HOME, INC.

COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.

CORNERSTONE FAMILY INSURANCE SERVICES, INC.

CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.

COVINGTON MEMORIAL FUNERAL HOME, INC.

COVINGTON MEMORIAL GARDENS, INC.

COVENANT ACQUISITION SUBSIDIARY, INC.

ELOISE B. KYPER FUNERAL HOME, INC.

FOREST LAWN GARDENS, INC.

FOREST LAWN MEMORIAL CHAPEL INC.

FOREST LAWN MEMORY GARDENS INC.

GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC.

HENRY MEMORIAL PARK SUBSIDIARY, INC.

KIRIS SUBSIDIARY, INC.

LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.

LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.

LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.

LAURELWOOD HOLDING COMPANY

LEGACY ESTATES, INC.

LOEWEN [VIRGINIA] SUBSIDIARY, INC.

LORRAINE PARK CEMETERY SUBSIDIARY, INC.

MODERN PARK DEVELOPMENT SUBSIDIARY, INC.

OAK HILL CEMETERY SUBSIDIARY, INC.

OSIRIS HOLDING FINANCE COMPANY

OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.

OSIRIS MANAGEMENT, INC.

OSIRIS TELEMARKETING CORP.

PERPETUAL GARDENS.COM, INC.

PRINCE GEORGE CEMETERY CORPORATION

PVD ACQUISITIONS SUBSIDIARY, INC.

ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY

ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED

ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION

RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.

SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC.

SIERRA VIEW MEMORIAL PARK

SOUTHERN MEMORIAL SALES SUBSIDIARY, INC.

SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.

STAR CITY MEMORIAL SALES SUBSIDIARY, INC.

STEPHEN R. HAKY FUNERAL HOME, INC.

STITHAM SUBSIDIARY, INCORPORATED

STONEMOR ALABAMA SUBSIDIARY, INC.

STONEMOR CALIFORNIA, INC.

STONEMOR CALIFORNIA SUBSIDIARY, INC.

STONEMOR GEORGIA SUBSIDIARY, INC.

STONEMOR HAWAII SUBSIDIARY, INC.

STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.

STONEMOR OHIO SUBSIDIARY, INC.

STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC. (FORMERLY

SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.)

STONEMOR TENNESSEE SUBSIDIARY, INC.

STONEMOR WASHINGTON, INC.

SUNSET MEMORIAL GARDENS SUBSIDIARY, INC.

SUNSET MEMORIAL PARK SUBSIDIARY, INC.

TEMPLE HILL SUBSIDIARY CORPORATION

THE VALHALLA CEMETERY SUBSIDIARY CORPORATION

VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION

W N C SUBSIDIARY, INC.

WICOMICO MEMORIAL PARKS SUBSIDIARY, INC.

WILLOWBROOK MANAGEMENT CORP.

ALLEGHANY MEMORIAL PARK LLC

ALTAVISTA MEMORIAL PARK LLC

BIRCHLAWN BURIAL PARK LLC

CEMETERY INVESTMENTS LLC

CEMETERY MANAGEMENT SERVICES, L.L.C.

CEMETERY MANAGEMENT SERVICES OF MID-ATLANTIC STATES, L.L.C.

CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.

CMS WEST LLC

CMS WEST SUBSIDIARY LLC

COLUMBIA MEMORIAL PARK LLC

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC

CORNERSTONE FUNERAL AND CREMATION SERVICES LLC

COVENANT ACQUISITION LLC

GLEN HAVEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK SUBSIDIARY LLC

HENRY MEMORIAL PARK LLC

JUNIATA MEMORIAL PARK LLC

KIRIS LLC

LAKEWOOD/HAMILTON CEMETERY LLC

LAKEWOOD MEMORY GARDENS SOUTH LLC

LAUREL HILL MEMORIAL PARK LLC

LOEWEN [VIRGINIA] LLC

LORRAINE PARK CEMETERY LLC

MODERN PARK DEVELOPMENT LLC

OAK HILL CEMETERY LLC

OSIRIS HOLDING OF MARYLAND LLC

OSIRIS HOLDING OF PENNSYLVANIA LLC

OSIRIS HOLDING OF RHODE ISLAND LLC

PLYMOUTH WAREHOUSE FACILITIES LLC

PVD ACQUISITIONS LLC

ROCKBRIDGE MEMORIAL GARDENS LLC

ROLLING GREEN MEMORIAL PARK LLC

ROSE LAWN CEMETERIES LLC

ROSELAWN DEVELOPMENT LLC

RUSSELL MEMORIAL CEMETERY LLC

SHENANDOAH MEMORIAL PARK LLC

SOUTHERN MEMORIAL SALES LLC

SPRINGHILL MEMORY GARDENS LLC

STAR CITY MEMORIAL SALES LLC

STITHAM LLC

STONEMOR ALABAMA LLC

STONEMOR ARKANSAS SUBSIDIARY LLC

STONEMOR CEMETERY PRODUCTS LLC

STONEMOR COLORADO LLC

STONEMOR COLORADO SUBSIDIARY LLC

STONEMOR FLORIDA LLC

STONEMOR FLORIDA SUBSIDIARY LLC

STONEMOR GEORGIA LLC

STONEMOR HAWAII LLC

STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC

STONEMOR HOLDING OF PENNSYLVANIA LLC

STONEMOR ILLINOIS LLC

STONEMOR ILLINOIS SUBSIDIARY LLC

STONEMOR INDIANA LLC

STONEMOR INDIANA SUBSIDIARY LLC

STONEMOR IOWA LLC

STONEMOR IOWA SUBSIDIARY LLC

STONEMOR KANSAS LLC

STONEMOR KANSAS SUBSIDIARY LLC

STONEMOR KENTUCKY LLC

STONEMOR KENTUCKY SUBSIDIARY LLC

STONEMOR MICHIGAN LLC

STONEMOR MICHIGAN SUBSIDIARY LLC

STONEMOR MISSISSIPPI LLC

STONEMOR MISSISSIPPI SUBSIDIARY LLC

STONEMOR MISSOURI LLC

STONEMOR MISSOURI SUBSIDIARY LLC

STONEMOR NORTH CAROLINA LLC

STONEMOR NORTH CAROLINA SUBSIDIARY LLC

STONEMOR OHIO LLC

STONEMOR OKLAHOMA LLC

STONEMOR OKLAHOMA SUBSIDIARY LLC

STONEMOR OREGON LLC

STONEMOR OREGON SUBSIDIARY LLC

STONEMOR PENNSYLVANIA LLC

STONEMOR PENNSYLVANIA SUBSIDIARY LLC

STONEMOR PUERTO RICO LLC

STONEMOR PUERTO RICO SUBSIDIARY LLC

STONEMOR SOUTH CAROLINA LLC

STONEMOR SOUTH CAROLINA SUBSIDIARY LLC

STONEMOR WASHINGTON SUBSIDIARY LLC

SUNSET MEMORIAL GARDENS LLC

SUNSET MEMORIAL PARK LLC

TEMPLE HILL LLC

THE VALHALLA CEMETERY COMPANY LLC

TIOGA COUNTY MEMORIAL GARDENS LLC

VIRGINIA MEMORIAL SERVICE LLC

WNCI LLC

WICOMICO MEMORIAL PARKS LLC

WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

EXHIBIT A

CUSIP No.: [            ]

ISIN No: [            ]

[FORM OF INITIAL NOTE]1

[FACE OF SECURITY]

STONEMOR PARTNERS L.P.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

7 7/8% SENIOR NOTE DUE 2021

No.	$

StoneMor Partners L.P., a Delaware limited liability company (the “Partnership”), and Cornerstone Family Services of West Virginia Subsidiary, Inc. a West Virginia corporation (“Cornerstone” and, together with the Partnership, the “Issuers”), for value received promise to pay to                     or registered assigns, the principal sum of [        ] DOLLARS [as may be increased or decreased from time to time on the Schedule of Increases and Decreases attached hereto]2 on June 1, 2021.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2013.

Record Dates: May 15 and November 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

[1]	Add Private Placement Legend, Regulation S Legend, Global Note Legend and OID Legend, if appropriate.
[2]	For Global Notes only.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized Officers.

STONEMOR PARTNERS L.P. By: StoneMor GP LLC, its General Partner

By:
Name:
Title:

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 7 7/8% Senior Notes due 2021 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

(REVERSE OF SECURITY)

7 7/8% SENIOR NOTE DUE 2021

1. Interest. StoneMor Partners L.P. a Delaware limited partnership (the “Partnership”), and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone” and, together with the Partnership, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest on overdue principal and on overdue installments of interest to the extent lawful from time to time on demand at the rate borne by the Notes.

2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal, premium and Additional Interest, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, and Additional Interest if any, and interest by check payable in such money. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Issuers nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4. Indenture. The Issuers issued this Note under an Indenture, dated as of May 28, 2013 (the “Indenture”), by and among the Issuers, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuers designated as its 7 7/8% Senior Notes due 2021 (the “Notes”). The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and Additional Notes, if any, pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Redemption.

(a) Optional Redemption. Except as set forth in clauses (b) and (d) below, the Notes may not be redeemed prior to June 1, 2016. At any time or from time to time on or after June 1, 2016, the

Issuers, at their option, may redeem the Notes, in whole or in part, upon prior notice as described in Section 3.03 of the Indenture, at the following Redemption Prices (expressed as percentages of the principal amount thereof), together with accrued and updated interest thereon, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on June 1 of the years indicated:

Year	Percentage
2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

(b) Redemption at Applicable Premium. In addition, at any time prior to June 1, 2016, the Issuers may, on one or more occasions, redeem all or a portion of the Notes, upon prior notice as described in Section 3.03 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the Redemption Date, including accrued and unpaid interest to the Redemption Date.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

(a) the present value at such Redemption Date of (i) the Redemption Price of the Note at June 1, 2016 (such Redemption Price being set forth in the table appearing in paragraph 5 of such Note), plus (ii) all required interest payments due on the Note through June 1, 2016 (excluding accrued and unpaid interest due on the Note to the Redemption Date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2016; provided, however, that if the period from the Redemption Date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Partnership will calculate the Treasury Rate prior to the applicable Redemption Date and file with the Trustee, before such Redemption Date, a written statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

(c) Redemption upon Consummation of Certain Qualified Equity Offerings. Notwithstanding the foregoing, at any time or from time to time prior to June 1, 2016, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes), but in an amount no greater than the net cash proceeds of one or more

Qualified Equity Offerings, upon prior notice as described in Section 3.03 of the Indenture, at a Redemption Price equal to 107.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the Redemption Date; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the closing of any such Qualified Equity Offering.

(d) The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15 (f) of the Indenture.

6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

7. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8. Guarantees. The payment by the Issuers of the principal of, and premium and interest on the Notes (including interest on overdue principal and overdue interest, if lawful) and other amounts owed under the Indenture is fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors as set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

9. Registration Rights. Pursuant to a Registration Rights Agreement among the Issuers, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers of the Notes, the Issuers and the Guarantors may be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders may be entitled to receive certain additional interest payments in the event the Issuers fail to comply with their obligations under the Registration Rights Agreement.

10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

11. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another person.

13. Legal Defeasance and Covenant Defeasance. If the Issuers at any time deposit with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or final maturity and comply with the other provisions of the Indenture relating to either legal or covenant defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding in the case of covenant defeasance their obligation to pay the principal of and interest on the Notes).

14. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of each of the Issuers, and the Partnership’s Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Equity Interests, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

16. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

17. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i)) shall occur and be continuing, the Trustee, by written notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers and the Trustee, may declare all amounts owing under the Notes to be due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium and Additional Interest, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(h) or (i) of the Indenture occurs with respect to the Partnership and is continuing, all outstanding Notes shall be due and payable immediately without any further action or notice on the part of the Trustee or the Holders.

18. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Issuers, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, incorporator, member, partners, unitholder or stockholder of the Issuers or any Guarantor shall have any liability for any obligation of the Issuers under the Notes or the Indenture or of any Guarantor under its Note Guarantee for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: StoneMor Partners, L.P., Attention: Chief Financial Officer, 311 Veterans Highway, Suite B, Levittown, Pennsylvania 19056, fax: 215-826-2853.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature Guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                         , agent to transfer this Note on the books of each of the Issuers. The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be Guaranteed by an “eligible Guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature Guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.12 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.12  ☐

Section 4.15  ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.12 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be Guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be Guaranteed by an “eligible Guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature Guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

[FORM OF EXCHANGE NOTE]1

[FACE OF SECURITY]

CUSIP No.: [            ]

ISIN No: [            ]

STONEMOR PARTNERS L.P.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

7 7/8% SENIOR NOTE DUE 2021

No.	$

StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and Cornerstone Family Services of West Virginia Subsidiary, Inc. a West Virginia corporation (“Cornerstone” and, together with the Partnership, the “Issuers”), for value received promise to pay to                     or registered assigns, the principal sum of [        ] DOLLARS [as may be increased or decreased from time to time on the Schedule of Increases and Decreases attached hereto]2 on June 1, 2021.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2013.

Record Dates: May 15 and November 15.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

[1]	Add OID Legend and, if appropriate, Global Note Legend.
[2]	For Global Notes only.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized Officers.

STONEMOR PARTNERS L.P. By: StoneMor GP LLC, its General Partner

By:
Name:
Title:

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 7 7/8% Senior Notes due 2021 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

(REVERSE OF SECURITY)

7 7/8% SENIOR NOTE DUE 2021

1. Interest. StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone” and, together with the Partnership, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest on overdue principal and on overdue installments of interest to the extent lawful from time to time on demand at the rate borne by the Notes.

2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, and Additional Interest if any, and interest by check payable in such money. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Issuers nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4. Indenture. The Issuers issued this Note under an Indenture, dated as of May 28, 2013 (the “Indenture”), by and among the Issuers, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuers designated as its 7 7/8% Senior Notes due 2021 (the “Notes”). The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and Additional Notes, if any, pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Redemption.

(a) Optional Redemption. Except as set forth in clauses (b) and (d) below, the Notes may not be redeemed prior to June 1, 2016. At any time or from time to time on or after June 1, 2016, the

Issuers, at their option, may redeem the Notes, in whole or in part, upon prior notice as described in Section 3.03 of the Indenture, at the following Redemption Prices (expressed as percentages of the principal amount thereof), together with accrued and updated interest thereon, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on June 1 of the years indicated:

Year	Percentage
2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

(b) Redemption at Applicable Premium. In addition, at any time prior to June 1, 2016, the Issuers may, on one or more occasions, redeem all or a portion of the Notes, upon prior notice as described in Section 3.03 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the Redemption Date, including accrued and unpaid interest to the Redemption Date.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

(a) the present value at such Redemption Date of (i) the Redemption Price of the Note at June 1, 2016 (such Redemption Price being set forth in the table appearing in paragraph 5 of such Note), plus (ii) all required interest payments due on the Note through June 1, 2016 (excluding accrued and unpaid interest due on the Note to the Redemption Date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2016; provided, however, that if the period from the Redemption Date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Partnership will calculate the Treasury Rate prior to the applicable Redemption Date and file with the Trustee, before such Redemption Date, a written statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

(c) Redemption upon Consummation of Certain Qualified Equity Offerings. Notwithstanding the foregoing, at any time or from time to time prior to June 1, 2016, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes), but in an amount no greater than the net cash proceeds of one or more

Qualified Equity Offerings, upon prior notice as described in Section 3.03 of the Indenture, at a Redemption Price equal to 107.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the Redemption Date; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the closing of any such Qualified Equity Offering.

(d) The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(f) of the Indenture.

6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

7. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8. Guarantees. The payment by the Issuers of the principal of, and premium and interest on the Notes (including interest on overdue principal and overdue interest, if lawful) and other amounts owed under the Indenture is fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors as set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

10. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another person.

12. Legal Defeasance and Covenant Defeasance. If the Issuers at any time deposit with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or final maturity and comply with the other provisions of the Indenture relating to either legal or covenant defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding in the case of covenant defeasance their obligation to pay the principal of and interest on the Notes).

13. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of each of the Issuers, and the Partnership’s Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Equity Interests, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

15. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

16. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i)) shall occur and be continuing, the Trustee, by written notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers and the Trustee, may declare all amounts owing under the Notes to be due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium and Additional Interest, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(h) or (i) of the Indenture occurs with respect to the Partnership and is continuing, all outstanding Notes shall be due and payable immediately without any further action or notice on the part of the Trustee or the Holders.

17. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Issuers, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, incorporator, member, partners, unitholder or stockholder of the Issuers or any Guarantor shall have any liability for any obligation of the Issuers under the Notes or the Indenture or of any Guarantor under its Note Guarantee for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

20. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: StoneMor Partners, L.P., Attention: Chief Financial Officer, 311 Veterans Highway, Suite B, Levittown, Pennsylvania 19056, fax: 215-826-2853.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature Guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                         , agent to transfer this Note on the books of each of the Issuers. The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be Guaranteed by an “eligible Guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature Guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.12 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.12  ☐

Section 4.15  ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.12 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be Guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be Guaranteed by an “eligible Guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature Guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF NOTES

Re:	StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc. (together, the “Issuers”) 7 7/8 % Senior Notes due 2021 (the “Notes”)

This Certificate relates to $             principal amount of Notes held in the form of*         a beneficial interest in a Global Note or*         Physical Notes by         (the “Transferor”).

The Transferor:

☐ has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐ has requested by written order that the Registrar exchange or register the transfer of a Physical Note or Physical Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because*:

☐ Such Note is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

☐ Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

☐ Such Note is being transferred to an institutional “accredited investor” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.

☐ Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

☐ Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

☐ Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the

C-1

Securities Act to a person other than an institutional “accredited investor.” [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

[INSERT NAME OF TRANSFEROR]

By:
[Authorized Signatory]

Date:

*	Check applicable box.

C-2

EXHIBIT D

Form of Transferee Letter of Representation

Wilmington Trust, National Association

Corporate Capital Markets

246 Goose Lane, Suite 105

Guilford, CT 06437

Attn: StoneMor Partners Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $            principal amount of the 7 7/8% Senior Notes due 2021 (the “Notes”) of StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc. (together, the “Issuers”) and any Guarantee thereof. Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the “Securities Act”)) purchasing Notes for our own account or for the account of such an institutional “accredited investor” and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary.

3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the “Resale Restriction Termination Date”) that is (a) one year after the later of the original issuance of the Notes and the last date on which the Issuers or any affiliate of the Issuers were the owners of such Notes (or any predecessor thereto) or (b) such later date, if any, as may be required by any subsequent change in applicable law, offer, sell or otherwise transfer such Notes except (a) to the Issuers or any subsidiary of the Issuers, (b) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (c) inside the United States to an “institutional accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter, (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (e) pursuant to any other available exemption from the

D-1

registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

We represent that the Issuers and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:	TRANSFEREE:

By:

D-2

EXHIBIT E

Form of Certificate To Be

Delivered in Connection

with Regulation S Transfers

            ,

Wilmington Trust, National Association

Corporate Capital Markets

246 Goose Lane, Suite 105

Guilford, CT 06437

Attn: StoneMor Partners Administrator

Re:	StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc. and (together, the “Issuers”) 7 7/8% Senior Notes due 2021 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

E-1

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

Very truly yours,

[Name of Transferor]

By:

E-2

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [        ], is among [        ] (the “New Guarantor”), a subsidiary of StoneMor Partners L.P. (or its successor), a Delaware limited partnership (the “Partnership”), and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone” and, together with the Partnership, the “Issuers”), the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and Wilmington Trust, National Association as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of May 28, 2013 providing for the issuance of their 7 7/8% Senior Notes due 2021 (the “Notes”);

WHEREAS under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally Guarantee all of the Issuers’ obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

F-1

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.

6. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

STONEMOR PARTNERS L.P.
By: StoneMor GP LLC, its General Partner

By:
Name:
Title:

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:
Name:
Title:

EXISTING GUARANTORS:

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

F-3